Exhibit 99.1

LKQ Corporation Acquires PartsChannel

CHICAGO, IL (July 08, 2015) -- LKQ Corporation (Nasdaq:LKQ) today announced that it has acquired substantially all of the assets of PartsChannel, Inc., an aftermarket collision parts distributor with fourteen warehouses servicing over thirty markets across the United States.

"PartsChannel presents attractive synergies within our existing network while simultaneously adding some new geographic locations to our North American aftermarket collision parts business,” stated Robert L. Wagman, President and Chief Executive Officer of LKQ Corporation.

Additional terms of the PartsChannel transaction were not disclosed.

About LKQ Corporation

LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles. LKQ has operations in North America, the United Kingdom, the Netherlands, Belgium, France, Scandinavia, Australia and Taiwan. LKQ offers its customers a broad range of replacement systems, components, equipment and parts to repair and accessorize automobiles, trucks, and recreational and performance vehicles.

Contact:

Joseph P. Boutross-LKQ Corporation
Director, Investor Relations
(312) 621-2793
jpboutross@lkqcorp.com